                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 2, 2006, except for Note 10, as to which the date is June 15, 2006, relating to the financial statements of Converted Organics Inc., which appears in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in such Registration Statement.

/s/  CARLIN, CHARRON & ROSEN, LLP

CARLIN, CHARRON & ROSEN, LLP

Glastonbury, Connecticut
June 20, 2006